As filed with the Securities and Exchange Commission on August 30, 2019.	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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EDESA BIOTECH, INC.
(Exact name of registrant as specified in its charter)

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British Columbia, Canada (State of other jurisdiction of incorporation or organization)	N/A (I.R.S. EmployerIdentification No.)

100 Spy Court
Markham, ON L3R 5H6 Canada
(905) 475-1234
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Pardeep Nijhawan
Chief Executive Officer
Edesa Biotech, Inc.
100 Spy Court
Markham, ON L3R 5H6 Canada
(905) 475-1234
(Name, address, including zip code, and telephone number, including area code of agent for service)
____________________

Copy to:

Jonathan Friedman,
Stubbs Alderton & Markiles, LLP
15260 Ventura Blvd., 20th Floor, Sherman Oaks, CA, 91403
 (818) 444-4500
____________________

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Shares, no par value	$(3)	N/A
Preferred Shares, no par value	(3)	N/A
Warrants	(3)	N/A
Units	(3)	N/A
Total:	$50,000,000	$6,060

(1)
There are being registered hereunder such indeterminate number of common shares and preferred shares, and such indeterminate number of warrants to purchase common shares and preferred shares as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $50,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of common shares and preferred shares as may be issued upon conversion of or exchange for preferred shares that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of common shares and preferred shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”) or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2019
PROSPECTUS

$50,000,000
Common Shares
Preferred Shares
Warrants
Units

From time to time, Edesa Biotech, Inc. may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in combination with other securities. We may also offer common shares upon conversion of preferred shares, or common shares or preferred shares upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA.” On August 29, 2019, the last reported sale price of our common shares on The Nasdaq Capital Market was $3.64. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         .

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You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, services marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectuses are the property of their respective owners.

Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and “Edesa” refer to Edesa Biotech, Inc. and its subsidiaries.

EDESA BIOTECH INC.

Edesa Biotech, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative drugs for dermatological and gastrointestinal indications with clear unmet medical needs. Our lead product candidate, referred to as “EB01,” is a novel soluble phospholipase A2 (“sPLA2”) inhibitor for the topical treatment of chronic allergic contact dermatitis (“ACD”). EB01 employs a novel mechanism of action and in two clinical studies has demonstrated statistically significant improvement of multiple symptoms in contact dermatitis patients. The company’s IND application for EB01 was accepted by the U.S. Food and Drug Administration (FDA) in November 2018 and we are planning to initiate a Phase 2B clinical study evaluating EB01 in the third calendar quarter of 2019.

We also intend to expand the utility of our sPLA2 inhibitor technology, which forms the basis for EB01, across multiple indications, which could include other inflammatory disorders. For example, “EB02” is a sPLA2 inhibitor for the potential treatment of hemorrhoids, and we are planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. In addition to EB01 and EB02, we have licensed technology to treat other indications and are in discussions with third parties to expand our portfolio with assets to treat other serious skin and gastrointestinal conditions.

Our business strategy is to develop and commercialize innovative drug products that address unmet medical needs for large, underserved markets with limited competition. Key elements of our strategy include:

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Establish EB01 as the leading treatment for chronic ACD. Our primary goal is to obtain regulatory approval for EB01 and commercialize EB01 for use in the treatment of ACD. The utility of EB01 in treatment of ACD has been demonstrated in two proof of concept clinical studies. Based on these promising clinical trial results, we plan to initiate a Phase 2B clinical study evaluating EB01 for treatment of chronic ACD. We expect the first patient to be enrolled in the study in the third calendar quarter of 2019.

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Selectively targeting additional indications within the areas of dermatology and gastroenterology. In addition to our ACD program, we plan to efficiently generate proof-of-concept data for other programs where the inhibition of sPLA2 may have a therapeutic benefit. For example, EB02, a therapeutic expansion of EB01, is indicated for hemorrhoids, and we are currently planning to evaluate EB02 in a proof-of-concept study beginning in the second half of 2019. We believe there are other indications where the inhibition of sPLA2 activity may result in clinical benefit to patients.

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In-license promising product candidates. We are applying our cost-effective development approach to advance and expand our pipeline. The company’s current product candidates are in-licensed from academic institutions or other pharmaceutical companies, and we plan to continue to evaluate and in-license assets and technology that can drive long-term growth potential. Edesa does not currently intend to invest significant capital in basic research, which can be expensive and time-consuming.

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Capture the full commercial potential of our product candidates. If our product candidates are successfully developed and approved, we may build commercial infrastructure capable of directly marketing the products in North America and potentially other major geographies of strategic interest. We also plans to evaluate strategic licensing arrangements with pharmaceutical companies for the commercialization of our drugs, where applicable, such as in territories where a partner may contribute additional resources, infrastructure and expertise.

We were incorporated in Canada in 2007 and we operate through our wholly-owned subsidiaries, Edesa Biotech Research, Inc., an Ontario corporation incorporated in 2015, formerly known as Edesa Biotech Inc., which we acquired on June 7, 2019, and Stellar Biotechnologies, Inc., a California corporation organized September 9, 1999 and acquired on April 12, 2010. Our common shares are traded on The Nasdaq Capital Market under the symbol “EDSA”. Our executive offices are located at 100 Spy Court, Markham, Ontario L3R 5H6 Canada and our telephone number at this location is (905) 475-1234. Our website address is www.edesabiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Our trademarks and trade names include, but may not be limited to, “Edesa Biotech,” and the Edesa logo.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, including our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 18, 2019, and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward looking statements. These forward looking statements include, but are not limited to, those concerning the following:

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the scope, number, progress, duration, cost, results and timing of clinical trials and nonclinical studies of our current or future product candidates;

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our ability to raise sufficient funds to support the development and potential commercialization of our product candidates;

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the outcomes and timing of regulatory reviews, approvals or other actions;

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our ability to obtain marketing approval for our product candidates and otherwise execute our business plan;

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our ability to establish and maintain licensing, collaboration or similar arrangements on favorable terms and whether and to what extent we retain development or commercialization responsibilities under any new licensing, collaboration or similar arrangement;

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the success of any other business, product or technology that we acquire or in which we invest;

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our ability to maintain, expand and defend the scope of our intellectual property portfolio;

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our ability to manufacture any approved products on commercially reasonable terms;

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our ability to establish a sales and marketing organization or suitable third-party alternatives for any approved product;

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the number and characteristics of product candidates and programs that we pursue;

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our business strategy;

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the attraction and retention of qualified employees and personnel;

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future acquisitions or investments in complementary companies or technologies; and

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our ability to comply with evolving legal standards and regulations pertaining to our industry.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “will”, “would” as well as similar expressions. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to reflect facts and circumstances after the date of this prospectus. Before deciding to purchase our securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect.

THE SECURITIES WE MAY OFFER

We may offer our common shares and preferred shares and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. We may also offer common shares and/or preferred shares upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;

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aggregate offering price;

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rates and times of payment of dividends, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;

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restrictive covenants, if any;

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voting or other rights, if any;

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conversion prices, if any; and

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important Canadian and/or United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

Common Shares. We may issue our common shares from time to time. The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any of our outstanding preferred shares, the holders of our common shares are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets legally available for distribution to shareholders remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive rights and no right to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares. When we issue common shares under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common shares are subject to, and may be adversely affected by, the rights of the holders of any series of preferred shares which we may designate in the future. In this prospectus, we have summarized certain general features of the common shares under “Description of Capital Stock—Common Shares.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common shares being offered.

Preferred Shares. We may issue preferred shares from time to time, in one or more series. The board of directors has the authority to approve the issuance of any number of preferred shares in one or more series at any time and from time to time, to determine the number of shares constituting any series, and to determine any voting powers, conversion rights, dividend rights, and other designations, preferences, limitations, restrictions and rights relating to such shares without any further prior approval of the shareholders. Convertible preferred shares can be convertible into our common shares or exchangeable for our other securities. Conversion may be mandatory or at a shareholder’s option and would be at prescribed conversion rates. Upon any such issuance, the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors will be set forth in an alteration to the Articles and a further Notice of Alteration to the Notice of Articles of the Company will be filed in accordance with British Columbia law.

If we sell any series of preferred shares under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the alteration to the Articles and a Notice of Alteration to the Notice of Articles of the Company filed in accordance with British Columbia law which shall set forth the designations, preferences, limitations, restrictions and rights of any series of preferred shares designated by the board of directors.

In this prospectus, we have summarized certain general features of the preferred shares under “Description of Capital Stock—Preferred Shares.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered which will contain the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or in combination with common shares and/or preferred shares. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common shares, preferred shares and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of such units.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including capital expenditures, research and development, and working capital. We may use a portion of our net proceeds to in-license, acquire or invest in complementary businesses, technologies, products or assets. However, we have no current commitments or obligations to do so. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering or in any related free writing prospectus that we may authorize to be provided to you. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue an unlimited number of common shares and preferred shares, no par value. As of August 29, 2019, there were 7,504,468 common shares outstanding and no preferred shares outstanding.

The following summary description of our capital shares is based on the provisions of our Notice of Articles and Articles. This information is qualified entirely by reference to the applicable provisions of our Articles and the British Columbia Business Corporations Act. For information on how to obtain copies of our Notice of Articles and Articles, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Shares

The holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Our shareholders do not have cumulative voting rights in the election of directors. Subject to preferences that may be applicable to any outstanding preferred shares, the holders of common shares are entitled to receive ratably only those dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common shares are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred shares. Holders of common shares have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common shares. Common shares outstanding, and to be issued, are, and will be, fully paid and non-assessable. Additional shares of authorized common shares may be issued, as authorized by our board of directors from time to time, without shareholder approval, except as may be required by applicable stock exchange requirements.

Preferred Shares

Pursuant to our Notice of Articles and Articles, and the provisions of the British Columbia Business Corporations Act, our board of directors has the authority, without further action by the shareholders (unless such shareholder action is required by applicable law or the rules of The Nasdaq Stock Market), to designate and issue an unlimited number of preferred shares in one of more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Preferred shares, if issued, will be fully paid and non-assessable.

The board of directors’ authority to determine the terms of any such preferred shares include, without limitation: (i) the designation of each series and the number of preferred shares that will constitute each such series; (ii) the dividend rate or amount, if any, for each series; (iii) the price at which, and the terms and conditions on which, the preferred shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which preferred shares of such series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the maturity date, if any, for each such series; but no such special rights or restriction shall contravene any other provision of Part 26 of the Articles of the Company.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a Notice of Alteration to the Notice of Articles of the Company, which will be filed in accordance with British Columbia law and which shall describe the designations, preferences, limitations, restrictions and rights of the series of preferred shares that we are offering before the issuance of that series of preferred shares. This description will include:

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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the rate and amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof;

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the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium);

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the conversion or exchange rights;

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the terms and conditions of any share purchase plan or sinking fund;

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the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company;

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the voting rights and restrictions, if any;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred shares will be represented by depositary shares;

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a discussion of any material Canadian or United States federal income tax considerations applicable to the preferred shares;

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the relative ranking and preferences of the preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred shares.

 The issuance of preferred shares may or may not have a dilutive effect on the voting rights of shareholders owning common shares, depending on the rights and preferences set by the board of directors. Preferred shares may be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. However, except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the preferred shares by the board of directors or in connection with convertible preferred shares, the holders of preferred shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company. Section 61 of the British Columbia Business Corporations Act provides that the special rights attached to preferred shares may not be prejudiced or interfered with unless the shareholders holding such class of shares consent to such matter by a special resolution of such holders of preferred shares. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our common shares.

CERTAIN PROVISIONS OF OUR CHARTER DOCUMENTS AND BRITISH COLUMBIA LAW

Anti-takeover Provisions of our Articles of Incorporation

In addition to the board of directors’ ability to issue preferred shares, our Articles, as amended, contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless such takeover or change in control is approved by our board of directors. These provisions include advance notice procedures for shareholder proposals and a supermajority vote requirement for business combinations.

Advance Notice Procedures for Shareholder Proposals

Effective October 31, 2013, our board of directors adopted an advance notice policy (the “Advance Notice Policy”) with immediate effect for the purpose of providing our shareholders, directors and management with a clear framework for nominating our directors in connection with any annual or special meeting of shareholders. The Advance Notice Policy was approved by the shareholders at our annual meeting on February 13, 2014.

Purpose of the Advance Notice Policy. Our directors are committed to: (i) facilitating an orderly and efficient annual general or, where the need arises, special meeting, process; (ii) ensuring that all shareholders receive adequate notice of the director nominations and sufficient information with respect to all nominees; and (iii) allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation. The purpose of the Advance Notice Policy is to provide our shareholders, directors and management with a clear framework for nominating directors. The Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders.

Terms of the Advance Notice Policy. The Advance Notice Policy provides that advance notice to the Company must be made in circumstances where nominations of persons for election to our board of directors are made by shareholders of the Company other than pursuant to: (i) a "proposal" made in accordance with Division 7 of Part 5 of the British Columbia Business Corporations Act, or the Act; or (ii) a requisition of the shareholders made in accordance with section 167 of the Act. Among other things, the Advance Notice Policy fixes a deadline by which holders of record of our common shares must submit director nominations to the secretary of the Company prior to any annual or special meeting of shareholders and sets forth the specific information that a shareholder must include in the written notice to the secretary of the Company for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the provisions of the Advance Notice Policy.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Our board of directors may, in its sole discretion, waive any requirement of the Advance Notice Policy.

Provisions of British Columbia Law Governing Business Combinations

All provinces of Canada have adopted National Instrument 62-104 entitled “Take-Over Bids and Issuer Bids” and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally (“NI 62-104”). The Canadian Securities Administrators, or CSA, have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies. Unlike some regimes where the take-over bid rules are primarily policy-driven, in Canada the regulatory framework for take-over bids is primarily rules-based, which rules are supported by policy.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions. Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any material change in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and its telephone number is 1-800-564-6253. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Capital Market

Our common shares are listed on The Nasdaq Capital Market under the symbol “EDSA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be offered independently or in combination with common shares and/or preferred shares offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase common shares or preferred shares, the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase common shares or preferred shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of August 29, 2019, there were 48,914 common shares issuable upon exercise of outstanding warrants at a weighted-average exercise price of $11.19 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the offering price and aggregate number of units offered;

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the currency for which the units may be purchased;

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if applicable, the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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a discussion of material or special Canadian and U.S. federal income tax considerations, if any, of holding the units; and

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any other specific terms, preferences, rights or limitations of or restrictions on the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred shares or warrant included in each unit, respectively.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and any unit agreements will be governed by and construed in accordance with the laws of the Province of British Columbia, Canada.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

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the name or names of the underwriters, if any;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the common shares on The Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

CERTAIN TAX CONSIDERATIONS

Edesa Biotech, Inc. is a British Columbia, Canada corporation. As such, there are important tax considerations to U.S. holders and non-U.S. holders under United States and Canadian federal income taxation. Certain tax considerations are included in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2018, on file with the SEC, which is incorporated by reference into this prospectus.

Given the complexity of the tax laws and because the tax consequences to any particular shareholder may be affected by matters not discussed in our Annual Report on Form 10-K, shareholders are urged to consult their own tax advisors with respect to the specific tax consequences of the acquisition, ownership and disposition of our equity securities, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of the securities being offered hereby will be passed upon for us by Fasken Martineau DuMoulin, LLP, Toronto, Ontario, Canada and certain other matters will be passed upon for us by Stubbs Alderton & Markiles, LLP, Sherman Oaks, California. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The balance sheets of Edesa Biotech Research, Inc. (formerly known as Edesa Biotech Inc.) as of December 31, 2018 and 2017, and the related statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows of Edesa Biotech Inc. for each of the two years ended December 31, 2018 and 2017, incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of MNP LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Stellar Biotechnologies, Inc. incorporated in this Registration Statement on Form S-3 of Edesa Biotech, Inc. (formerly known as Stellar Biotechnologies, Inc.) by reference from Edesa Biotech, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2018 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Internet address is www.edesabiotech.com. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. We are also a “reporting issuer” in the Canadian provinces of British Columbia and Alberta. As such, information we file the SEC is also available under our profile at www.SEDAR.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 001-37619):

●
Our Annual Report on Form 10-K for our fiscal year ended September 30, 2018 (filed on November 30, 2018);

●
Our Quarterly Reports on Form 10-Q for our quarters ended December 31, 2018 (filed on February 5, 2019), March 31, 2019 (filed on May 8, 2019) and June 30, 2019 (filed on August 14, 2019);

●
Our Current Reports on Form 8-K, dated March 7, 2019, 2018 (filed on March 8, 2019); dated May 30, 2019 (filed on May 30, 2019); dated June 7, 2019 (filed on June 10, 2019 and amended on each of June 20, 2019 and August 14, 2019) and August 30, 2019 (filed on August 30, 2019);

●
Our Definitive Proxy Statement filed with the SEC on April 18, 2019; and

●
The description of our common shares contained in Amendment No. 2 to our Registration Statement on Form 20-F/A, filed with the SEC on July 5, 2012, including any amendment or report filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such reports filed after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of the documents that have been incorporated by reference into this prospectus, including exhibits to these documents. You should direct any requests for copies to: Investor Relations, Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario L3R 5H6 Canada; telephone number (905) 475-1234.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions payable by the Registrant in connection with the offering of the securities being registered. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$6,060
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer Agent fees and expenses	*
Printing and related fees	*
Miscellaneous	*
Total	$*

* Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.
INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Subject to the British Columbia Business Corporations Act, or “the Act”, our directors, former directors and alternate directors and their heirs and legal personal representatives are indemnified against any judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a stipulated legal or investigative proceeding, as set forth in our Articles. In addition, our Articles provide that we may, subject to any restrictions in the Act, indemnify any person.

Under the Act, we may indemnify (a) a current or former director or officer of the Company; (b) a current or former director or officer of another corporation at a time when that corporation is or was an affiliate of the Company; (c) a current or former director or officer of another corporation who holds or held such position at the request of the Company; or (d) an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, or officer of a partnership, trust, joint venture or other unincorporated entity, (collectively, an “Eligible Party”). In certain circumstances an Eligible Party will include the heirs and personal or other legal representatives of an Eligible Party. We may indemnify an Eligible Party against any Eligible Penalty (defined below) to which the Eligible Party is or may be liable. After the final disposition of an Eligible Proceeding (defined below), we may pay all Expenses (defined below) actually and reasonably incurred by the Eligible Party in connection with such Proceeding (defined below) and must pay all such Expenses actually and reasonably incurred by the Eligible Party in connection with such Proceeding if the Eligible Party has not been reimbursed for those Expenses and is wholly successful on the merits or otherwise in the outcome of the Proceeding. Among other circumstances, we shall not indemnify or cover the Expenses of an Eligible Party if the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or if the Eligible Party (other than in connection with a civil Proceeding) did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful. Further, we cannot indemnify or cover the Expenses of an Eligible Party in respect of any Proceeding brought by or on behalf of the Company against an Eligible Party. The Supreme Court of British Columbia may, among other things, on the applications of a corporation or an Eligible Party, order indemnification by the Company of any liability or expense incurred by an Eligible Party.

“Eligible Penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an Eligible Proceeding.

 “Eligible Proceeding” means any legal proceeding or investigative action, whether current, threatened, pending or completed (each, a “Proceeding”), in which an Eligible Party, or any of the Eligible Party’s heirs and personal or other legal representatives (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or Expenses related to, such Proceeding, in each case by reason of the Eligible Party’s being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company, one of its current or former subsidiaries or affiliates, or another entity at the Company’s request.

 “Expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a Proceeding.

We have also entered into separate indemnification agreements with each of our directors and executive officers, which are intended to indemnify our directors and executive officers to the fullest extent permitted under the laws of the Province of British Columbia, subject to certain exceptions. Our obligations under such separate indemnification agreements are in addition to our indemnification obligations under the Act and our charter documents. We maintain a directors’ and officers’ liability insurance policy, which insures directors and officers of the Company and its subsidiaries for losses as a result of claims based upon the directors’ and officers’ acts or omissions, including liabilities arising under the Securities Act. The policy also reimburses us for payments made pursuant to the indemnity provisions under the Act and our charter documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Herewith

1.1	Form of Underwriting Agreement					(1)
3.1	Certificate of Incorporation of the Company, dated June 12, 2007	20-F	000-54598	1(a)	February 3, 2012
3.2	Certificate of Amendment of the Company, dated April 15, 2008	20-F	000-54598	1(b)	February 3, 2012
3.3	Certificate of Continuation of the Company, dated November 25, 2009	20-F	000-54598	1(c)	February 3, 2012
3.4	Certificate of Change of Name of the Company, dated April 7, 2010	20-F	000-54598	1(f)	February 3, 2012
3.5	Amended and Restated Notice of Articles	8-K	001-37619	3.1	June 10, 2019
3.6	Amended and Restated Articles	8-K	001-37619	3.1	April 11, 2018
4.1	Specimen of common share certificate					X
4.2	Specimen preferred share certificate					(1)
4.3	Form of Common Share Warrant Agreement and Warrant Certificate					(1)
4.4	Form of Preferred Share Warrant Agreement and Warrant Certificate					(1)
4.5	Form of Unit Agreement and Unit Certificate					(1)
5.1	Opinion of Fasken Martineau DuMoulin, LLP					X
23.1	Consent of MNP LLP					X
23.2	Consent of Moss Adams LLP					X
23.3	Consent of Fasken Martineau DuMoulin, LLP (included in Exhibit 5.1)					X
23.4	Consent of Stubbs, Alderton & Markiles, LLP					X
24.1	Power of Attorney (included on signature page)					X

(1)
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Province of Ontario, on August 30, 2019.
EDESA BIOTECH, INC.

By:	/s/ Michael Brooks
Michael Brooks
President
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pardeep Nijhawan and Michael Brooks, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Pardeep Nijhawan Pardeep Nijhawan	Chief Executive Officer, Secretary and Director (Principal Executive Officer)	August 30, 2019
/s/ Kathi Niffenegger Kathi Niffenegger	Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2019
/s/ Lorin Johnson Lorin Johnson	Director	August 30, 2019
/s/ Sean MacDonald Sean MacDonald	Chairman of the Board	August 30, 2019
/s/ Frank Oakes Frank Oakes	Director	August 30, 2019
/s/ Paul Pay Paul Pay	Director	August 30, 2019
/s/ Carlo Sistilli Carlo Sistilli	Director	August 30, 2019
/s/ Peter van der Velden Peter van der Velden	Director	August 30, 2019

S-1